Exhibit 99.1

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

On July 2, 2012, Duke Energy completed the merger contemplated by the Agreement and Plan of Merger (Merger Agreement), among Diamond Acquisition Corporation, a North Carolina corporation and Duke Energy’s wholly owned subsidiary (Merger Sub) and Progress Energy, a North Carolina corporation engaged in the regulated utility business of generation, transmission and distribution and sale of electricity in portions of North Carolina, South Carolina and Florida. As a result of the merger, Merger Sub was merged into Progress Energy and Progress Energy became a wholly owned subsidiary of Duke Energy.

Immediately preceding the merger, Duke Energy completed a 1-for-3 reverse stock split with respect to the issued and outstanding shares of Duke Energy common stock. The shareholders of Duke Energy approved the reverse stock split at Duke Energy’s special meeting of shareholders held on August 23, 2011. All share and per share amounts presented throughout these unaudited pro forma condensed combined consolidated financial statements reflect the impact of the 1-for-3 reverse stock split.

Progress Energy’s shareholders received 0.87083 shares of Duke Energy common stock in exchange for each share of Progress Energy common stock outstanding as of July 2, 2012. Generally, all outstanding Progress Energy equity-based compensation awards were converted into Duke Energy equity-based compensation awards using the same ratio.

Duke Energy’s condensed consolidated balance sheet as of September 30, 2012, as included in Duke Energy’s Quarterly Report on Form 10-Q for the period then ended, includes the assets acquired and liabilities assumed from Progress Energy. As such, an unaudited pro forma condensed combined consolidated statement of financial position and the related unaudited pro forma condensed combined consolidated balance sheet information are not included in this Current Report on Form 8-K.

The unaudited pro forma condensed combined consolidated statements of operations information for the nine months ended September 30, 2012, and the year ended December 31, 2011, give effect to the merger as if it had occurred on January 1, 2011. We present the unaudited pro forma condensed combined consolidated statements of operations for illustrative purposes only, and they are not necessarily indicative of the results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in this document under the heading “Risk Factors” beginning on page 20. You should read the following selected unaudited pro forma condensed combined consolidated statements of operations information in conjunction with the “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” and related notes included in this document beginning on page 143.

In millions, except per share data	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations Information:
Operating Revenues	$18,335	$23,444
Income From Continuing Operations	1,750	2,381
Net Income From Continuing Operations Attributable to Controlling Interests	1,735	2,366
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	2.46	3.37
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	2.46	3.37

(1)	Assuming exchange ratio of 0.87083, following the 1-for-3 reverse stock split.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

Duke Energy’s condensed consolidated balance sheet as of September 30, 2012, as included in Duke Energy’s Quarterly Report on Form 10-Q for the period then ended, includes the assets acquired and liabilities assumed from Progress Energy. As such, an unaudited pro forma condensed combined consolidated statement of financial position is not included in this Current Report on Form 8-K.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (which we refer to as the pro forma statements of operations) for the nine months ended September 30, 2012, and the year ended December 31, 2011, have been derived from the historical consolidated financial statements of Duke Energy and Progress Energy. The pro forma statements of operations give effect to the merger as if it were completed on January 1, 2011. The historical condensed consolidated statement of operations for Duke Energy for the nine months ended September 30, 2012, includes Progress Energy’s results for the period July 2, 2012, through September 30, 2012. The historical condensed consolidated statements of operations for Progress Energy include the results for the periods prior to the merger, primarily January 1, 2011 through June 30, 2012.

The merger agreement provided that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which were cancelled) was converted into the right to receive 0.87083 shares of Duke Energy common stock reflecting the 1-for-3 reverse stock split that was completed on July 2, 2012, just prior to the closing of the merger. The pro forma statements of operations illustrate pro forma earnings per common share and weighted average common shares outstanding based on the reverse stock split adjusted exchange ratio of 0.87083.

The historical consolidated statements of operations have been adjusted in the pro forma statements of operations to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) expected to have a continuing impact on the combined results of Duke Energy and Progress Energy. As such, the impact from merger-related expenses is not included in the accompanying pro forma statements of operations.

The pro forma statements of operations for the periods prior to July 2, 2012, do not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan), synergies or other restructuring that are expected to result from the merger. Further, the pro forma statements of operations exclude the effect of non-recurring merger-related transaction costs, including charges associated with regulatory actions (which are disclosed in Duke Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012). In addition, the pro forma statements of operations do not purport to project the future operating results of the combined company. Transactions between Progress Energy and Duke Energy during the periods presented in the pro forma statements of operations have been eliminated as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

United States generally accepted accounting principles require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Duke Energy and Progress Energy was accounted for as an acquisition of Progress Energy common stock by Duke Energy and followed the acquisition method of accounting for business combinations. The purchase price was determined on the acquisition date based upon the fair value of the shares of Duke Energy common stock issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Duke Energy common stock on the NYSE on July 2, 2012, of $69.84 per share, which reflects the 1-for-3 reverse stock split, and the exchange of Progress Energy’s outstanding shares of common stock for the right to receive 0.87083 shares of Duke Energy common stock (refer to Note 2 to the pro forma financial statements for additional information related to the purchase price).

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma statements of operations. Since the pro forma statements of operations have been prepared based on preliminary estimates, these estimates are subject to change pending further review of the assets acquired and liabilities assumed

The pro forma statements of operations have been presented for illustrative purposes only and are not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations of the combined company.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical consolidated financial statements of Duke Energy as of and for the year ended December 31, 2011, included in Duke Energy’s Annual Report on Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Duke Energy as of and for the nine months ended September 30, 2012, included in Duke Energy’s Quarterly Report on Form 10-Q;

•	the separate historical consolidated financial statements of Progress Energy as of and for the year ended December 31, 2011, included in Progress Energy’s Annual Report on Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Progress Energy as of and for the six months ended June 30, 2012, included in Progress Energy’s Quarterly Report on Form 10-Q;

•	the other information contained in or incorporated by reference into this document.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2012

(In millions, except per-share amounts)

	Duke Energy	Progress	Pro Forma		Pro Forma
	Corporation 3(a)	Energy, Inc. 3(a)	Adjustments	Note 3	Combined
Operating Revenues:
Regulated electric	$10,892	$4,360	$16	(b)(c)	$15,268
Non-regulated electric, natural gas and other	2,708	30	—		2,738
Regulated natural gas	329	—	—		329

Total operating revenues	13,929	4,390	16		18,335

Operating Expenses:
Fuel used in electric generation and purchased power – regulated	3,848	1,903	(15)	(b)	5,736
Fuel used in electric generation and purchased power – non-regulated	1,328	—	—		1,328
Cost of natural gas and coal sold	184	—	—		184
Operation, maintenance and other	3,262	1,172	(189)	(c)	4,245
Depreciation and amortization	1,620	397	—		2,017
Property and other taxes	681	280	—		961
Goodwill and other impairment charges	668	—	(86)	(c)	582

Total operating expenses	11,591	3,752	(290)		15,053

Gains on Sales of Other Assets and Other, net	21	2	—		23

Operating Income	2,359	640	306		3,305

Other Income and Expenses, net	403	65	—		468
Interest Expense, net	857	378	(23)	(d)	1,212

Income From Continuing Operations Before Income Taxes	1,905	327	329		2,561
Income Tax Expense from Continuing Operations	565	118	128	(e)	811

Income From Continuing Operations	1,340	209	201		1,750
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	12	3	—		15

Net Income from Continuing Operations Attributable to Controlling Interests	$1,328	$206	$201		$1,735

Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$2.50	$0.70			$2.46
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$2.50	$0.70			$2.46
Weighted Average Common Shares Outstanding
Basic	531	297	(124)	(f)	704
Diluted	531	297	(124)	(f)	704

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(In millions, except per-share amounts)

	Duke Energy	Progress	Pro Forma		Pro Forma
	Corporation 3(a)	Energy, Inc. 3(a)	Adjustments	Note 3	Combined
Operating Revenues:
Regulated electric	$10,589	$8,893	$(32)	(b)	$19,450
Non-regulated electric, natural gas and other	3,383	54	—		3,437
Regulated natural gas	557	—	—		557

Total operating revenues	14,529	8,947	(32)		23,444

Operating Expenses:
Fuel used in electric generation and purchased power – regulated	3,309	4,043	(32)	(b)	7,320
Fuel used in electric generation and purchased power – non-regulated	1,488	—	—		1,488
Cost of natural gas and coal sold	348	—	—		348
Operation, maintenance and other	3,770	2,059	(85)	(c)	5,744
Depreciation and amortization	1,806	701	—		2,507
Property and other taxes	704	562	—		1,266
Goodwill and other impairment charges	335	3	—		338

Total operating expenses	11,760	7,368	(117)		19,011

Gains on Sales of Other Assets and Other, net	8	5	—		13

Operating Income	2,777	1,584	85		4,446

Other Income and Expenses, net	547	52	—		599
Interest Expense, net	859	725	(47)	(d)	1,537

Income From Continuing Operations Before Income Taxes	2,465	911	132		3,508
Income Tax Expense from Continuing Operations	752	324	51	(e)	1,127

Income From Continuing Operations	1,713	587	81		2,381
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	8	7	—		15

Net Income from Continuing Operations Attributable to Controlling Interests	$1,705	$580	$81		$2,366

Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.84	$1.96			$3.37
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.84	$1.96			$3.37
Weighted Average Common Shares Outstanding
Basic	444	296	(38)	(f)	702
Diluted	444	296	(38)	(f)	702

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

On July 2, 2012, Duke Energy completed the merger with Progress Energy. Duke Energy’s condensed consolidated balance sheet as of September 30, 2012, as included in Duke Energy’s Quarterly Report on Form 10-Q for the period then ended, includes the assets acquired and liabilities assumed from Progress Energy. As such, an unaudited pro forma condensed combined consolidated statement of financial position is not included in this Current Report on Form 8-K. See additional information in Note 2.

The pro forma statements of operations for the nine months ended September 30, 2012, and the year ended December 31, 2011, give effect to the merger as if it were completed on January 1, 2011. The pro forma statements of operations have been derived from the historical consolidated statements of operations of Duke Energy and Progress Energy. The historical condensed consolidated statement of operations for Duke Energy for the nine months ended September 30, 2012, includes Progress Energy’s results for the period July 2, 2012, through September 30, 2012. The historical condensed consolidated statements of operations for Progress Energy include the results for the periods prior to the merger, primarily January 1, 2011 through June 30, 2012.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma statements of operations. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger was reflected as an acquisition of Progress Energy by Duke Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Duke Energy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. Certain assets acquired and liabilities assumed have been measured at estimated fair value as of the merger date, based on estimates and assumptions that Duke Energy management believes are reasonable. The pro forma adjustments included herein are preliminary and subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date, including assumptions regarding Progress Energy Florida’s Crystal River Unit 3.

The pro forma statements of operations for the periods prior to July 2, 2012, do not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan), synergies or other restructuring that are expected to result from the merger. Further, the pro forma statements of operations exclude the effect of non-recurring merger-related transaction costs, including charges associated with regulatory actions (which are disclosed in Duke Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012). In addition, the pro forma statements of operations do not purport to project the future operating results of the combined company. Transactions between Progress Energy and Duke Energy during the periods presented in the pro forma statements of operations have been eliminated as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

Progress Energy’s regulated operations comprise electric generation, transmission and distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the North Carolina Utilities Commission, the Public Service Commission of South Carolina, and the Florida Public Service Commission and are accounted for pursuant to U.S. generally accepted accounting principles, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Progress Energy’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Progress Energy’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma statements of operations do not reflect any net adjustments related to these amounts.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 2. Preliminary Purchase Price

The merger agreement provided that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which were cancelled) was converted into the right to receive 0.87083 shares of Duke Energy common stock reflecting the 1-for-3 reverse stock split that was completed on July 2, 2012, just prior to the closing of the merger.

The total consideration transferred in the merger was based on the closing price of Duke Energy common shares on July 2, 2012, and was calculated as follows (shares in thousands):

Progress Energy shares outstanding as of July 2, 2012	296,116
Exchange ratio	0.87083

Duke Energy shares issued for Progress Energy shares outstanding	257,867
Closing price of Duke Energy common stock on July 2, 2012	$69.84

Purchase price (in millions) for common stock	$18,009
Fair value of outstanding earned stock compensation awards (in millions)	$62

Total purchase price (in millions)	$18,071

The purchase price was computed using Progress Energy’s outstanding shares as of July 2, 2012, adjusted for the exchange ratio. The purchase price reflects the market value of Duke Energy’s common stock issued in connection with the merger based on the closing price of Duke Energy’s common stock on July 2, 2012, after the 1-for-3 reverse stock split. The purchase price also reflects the total estimated fair value of Progress Energy stock compensation awards outstanding as of July 2, 2012, excluding the value associated with employee service yet to be rendered.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Progress Energy’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$3,258
Property, Plant and Equipment, Net	24,949
Goodwill	12,342
Other Long-Term Assets, excluding Goodwill	8,149

Total Assets	48,698

Current Liabilities, including Current Maturities of Long-Term Debt	(3,567)
Long-Term Liabilities, Preferred Stock and Noncontrolling interests	(10,314)
Long-Term Debt	(16,746)

Total Liabilities and Preferred Stock	(30,627)

Total Purchase Price (in millions)	$18,071

Note 3. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma statements of operations are as follows:

(a) Duke Energy and Progress Energy historical presentation. Reflects amounts derived from the consolidated statements of operations of Duke Energy for the nine months ended September 30, 2012, and Progress Energy for the six months ended June 30, 2012, and from the consolidated statements of operations of Duke Energy and Progress Energy for the year ended December 31, 2011. Certain financial statement line items included in Progress Energy’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Duke Energy’s historical presentation. These reclassifications have no material impact on the historical operating income or net income from continuing operations attributable to controlling interests. The accompanying pro forma statements of operations exclude the results of discontinued operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Operations

(b) Operating Revenues – Regulated Electric and Operating Expenses – Fuel Used in Electric Generation and Purchase Power – Regulated. Reflects the elimination of electric transmission transactions between Duke Energy and Progress Energy that occurred during the nine months ended September 30, 2012, and the year ended December 31, 2011, as if Duke Energy and Progress Energy were consolidated affiliates during the periods. The adjustment for the nine months ended September 30, 2012, also includes $31 million for merger-related concessions that are non-recurring. See further discussion in Note 3(c).

(c) Operating Expenses – Operation, Maintenance and Other and Goodwill and Other Impairment Charges. As further discussed in Duke Energy’s Quarterly Report on Form 10-Q for the 3rd quarter 2012, in conjunction with the application for approval of the merger by the North Carolina Utilities Commission and the Public Service Commission of South Carolina, Duke Energy and Progress Energy agreed to certain conditions and obligations. As such, certain nonrecurring charges were recognized upon closing of the merger and are included in Duke Energy’s condensed consolidated statement of operations for the nine months ended September 30, 2012. Additionally, Duke Energy and Progress Energy incurred nonrecurring transaction costs directly attributable to the merger during the nine months ended September 30, 2012 and the year ended December 31, 2011. The adjustment reflects the elimination of these nonrecurring charges.

(d) Interest Expense. The net adjustment amount reflects a reduction in interest expense as a result of the amortization of the pro forma fair value adjustment of Progress Energy’s parent company debt ($18 million for the nine months ended September 30, 2012 and $40 million for the year ended December 31, 2011) and the elimination of amortization of deferred costs related to this debt ($5 million for the nine months ended September 30, 2012, and $7 million for the year ended December 31, 2011). The effect of the fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the longest amortization period being approximately 27 years.

(e) Income Tax Expense. The pro forma adjustments include the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 39%. This estimated tax rate is different from Duke Energy’s effective tax rate for the nine months ended September 30, 2012, and the year ended December 31, 2011, which include other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(f) Shares Outstanding. Reflects the elimination of Progress Energy’s common stock and the issuance of 258 million common shares of Duke Energy using the adjusted exchange ratio of 0.87083, which reflects the 1-for-3 reverse stock split. The pro forma weighted average number of basic and diluted shares outstanding also includes the effect of Progress Energy’s outstanding stock based compensation awards. See also Note 2.

Share amounts in millions	Nine months Ended September 30, 2012		Year Ended December 31, 2011
Basic:
Duke Energy weighted average shares outstanding	446		444
Equivalent Progress Energy common shares after exchange	258	*	257
Progress Energy employee equity-based awards outstanding	—		1

	704		702

Diluted:
Duke Energy weighted average shares outstanding	446		444
Equivalent Progress Energy common shares after exchange	258	*	257
Progress Energy employee equity-based awards outstanding	—		1

	704		702

*	Refer to Note 2 for supporting calculation as of July 2, 2012.